For Immediate Release
---------------------


              TANDYCRAFTS, INC. OPENS FIRST CRAFT YOUR WORLD STORES

FT. WORTH, Texas (October 19, 1998) -- TANDYCRAFTS, INC. (NYSE: "TAC") today announced the opening of the first Craft Your World store, a new craft and gift retail outlet located in a regional shopping mall in Plano, Texas (North Dallas
Area). Craft Your World represents an entirely new retail concept for Tandycrafts and is designed to provide consumers with a broader array of unique specialty crafts and gifts than is available in the Company's traditional Tandy Leather stores.

"This is a unique craft and gift store where customers can either buy a gift with handmade flavor, or buy the craft components to make the gift themselves," noted Michael J. Walsh, President and Chief Executive Officer of Tandycrafts, Inc. "Customers may work on their projects, either individually or in groups in the store. Inexperienced crafters can receive guidance from store personnel in the completion of their project, and more experienced crafters can learn new skills within the store's comfortable, instructional environment."

The 3,000 square-foot store offers an upscale variety of crafts and gift items for customers of all ages. The "home decor area" features such items as picture frames, birdhouses, wood boxes, candle holders, glassware, gourds and holiday decorations. A wide variety of products and craft supplies are available for personalizing or decorating projects, including paint, faux finishes, brushes, glue, and exceptional "how to" books. The "memories area" offers a wide variety of photo albums, rubber stamps, specialty papers, stickers, stencils, pens, and related items. The "kids' area" features entertaining and educational products, including wire art, three-dimensional foam kits, paper airplanes shaped like insects, soap-making kits, artist activity sets and Sculpey ClayTM products.

Customers are encouraged to bring their children, friends, or fellow club members to share in the crafting experiences at Craft Your World. A separate craft party room is available for crafting parties, children's birthday events, scouting activities and other occasions. Craft Your World will offer weekly "make-it, take-it" workshops and demonstrations, covering subjects as painting gourds, working with polymer clay, painting designs on glassware, rubber stamping, decorating wood accessories and making memory albums.

"The Craft Your World concept has been designed to allow Tandycrafts to retail a broad variety of crafts and gifts to an expanded demographic customer base," continued Walsh. "In particular, we expect women and inexperienced crafters to find Craft Your World an inviting and "user-friendly" environment. With its wider variety of product categories, Craft Your World should allow Tandycrafts to take full advantage of valuable direct-purchasing relationships we have developed with manufacturers during the past 24 months. This concept will also provide valuable consumer test marketing information which will help our mail order and wholesale divisions to quickly identify trends and develop merchandise programs for those sales channels. We will evaluate the performance of this concept over the next several months, after which we will determine the concept's potential for expansion."

Tandycrafts, Inc. manufactures, distributes and/or retails products through four distinct product-related divisions: Frames and Wall Decor, Leather and Crafts, Office Supplies, and Novelties and Promotional. Its products are marketed and sold through various channels, including direct-to-consumer (e.g., retail stores, mail order, the Internet) and wholesale distribution (e.g., direct sales force, telemarketing, outside sales representatives). The Company is headquartered in Ft. Worth, Texas and its common stock is listed on the New York Stock Exchange under the ticker symbol "TAC".

     This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                    For further information, please contact:

             James Allen, Chief Financial Officer at (817) 551-9600
                                       or
      R. Jerry Falkner, CFA, Investor Relations Counsel at (800) 377-9893